UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2014

REGADO BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35953	03-0422069
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

106 Allen Road, 4th Floor, Basking Ridge, New Jersey	07920
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 580-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of David J. Mazzo

On October 9, 2014, David J. Mazzo resigned as the Chief Executive Officer of Regado Biosciences, Inc. (the “Company”) and from the Board of Directors (the “Board”) of the Company. Dr. Mazzo’s resignation did not result from any disagreement with the Company with respect to its operations, policies or practices.

In connection with his resignation as Chief Executive Officer, the Company and Dr. Mazzo plan to enter into a separation agreement, pursuant to which the Company will agree to pay Dr. Mazzo $724,380, representing twelve months of his base salary and one hundred percent (100%) of his target cash bonus, payable semi-monthly in accordance with the Company’s customary payroll practices. The post-termination exercise period of stock options held by Dr. Mazzo will be extended to twenty-four months following the date of his last day of employment with the Company on October 31, 2014, and Dr. Mazzo will be eligible to receive continuation of health insurance benefits for twelve months. Under the Separation Agreement, Dr. Mazzo will release the Company, its stockholders, affiliates, officers, directors, employees, agents and others from any claims arising prior to the date that Dr. Mazzo signs the Separation Agreement.

Appointment of Michael A. Metzger

Immediately following Dr. Mazzo’s resignation, Michael A. Metzger was appointed by the Board to succeed Dr. Mazzo, effective immediately, as Chief Executive Officer of the Company. Additionally, the Board elected Mr. Metzger to serve as a director of the Company, filling the vacancy created by Dr. Mazzo’s resignation. Mr. Metzger has served as the Company’s President and Chief Operating Officer since December 2013.

In connection with the appointment of Mr. Metzger as Chief Executive Officer, the Company and Mr. Metzger have agreed to enter into an Amended and Restated Employment Agreement (the “Employment Agreement”), to be effective October 9, 2014, the date of his appointment as Chief Executive Officer (the “Effective Date”). Pursuant to the terms of the Employment Agreement, Mr. Metzger will be entitled to: (i) an annual base salary of $450,000, (ii) a target annual bonus equal to fifty percent (50%) of base salary subject to achievement of certain performance objectives, but, if certain corporate objectives specified in the Employment Agreement are achieved in 2014 or 2015, his annual bonus for the year in which those objectives are achieved will be one hundred percent (100%) of his annual base salary, (iii) reimbursement of reasonable expenses for travel between his place of residence in New York and the Company’s office in Basking Ridge, New Jersey and for lodging in the Basking Ridge area, of up to $25,000 per year, and (iv) in the event the Company terminates Mr. Metzger’s employment “without cause,” or Mr. Metzger resigns “for good reason”, payments equal to the sum of twelve months of base salary and the target annual bonus, and continuation of health insurance benefits for twelve months and the post-termination exercise period of stock options held by Mr. Metzger will be extended to twelve months following the date of his last day of employment with the Company. Additionally, following formal approval by the compensation committee, Mr. Metzger will receive an option grant (the “CEO Grant”) exercisable for a number of shares representing two percent (2%) of the Company’s common stock outstanding as of the Effective Date, calculated on a fully-diluted basis, with twenty-five percent (25%) of the shares underlying the option vesting on the date of the grant, and the remainder vesting in thirty-six equal monthly installments thereafter, subject to Mr.

Metzger’s continued employment with the Company. Upon a change in control, or certain other material corporate transactions, the lesser of: (a) fifty percent (50%) of the shares subject to the CEO Grant; or (b) the number of shares subject to the CEO Grant that are unvested at the time of the change in control or other material corporate transaction, shall vest and become immediately exercisable. In addition, in the event that the Company terminates Mr. Metzger “without cause” or Mr. Metzger resigns “for good reason” within three months prior to, or within twelve months following, a change in control, or certain other material corporate transactions, all stock options and other awards that Mr. Metzger may have shall vest and become immediately exercisable.

Prior to joining the Company, from April 2011 to November 2013, Mr. Metzger was executive vice president and chief operating officer at Mersana Therapeutics, Inc., a privately-held biopharmaceutical company. Prior to Mersana, from September 2006 to March 2011, Mr. Metzger held senior positions within business development and led mergers and acquisitions at Forest Laboratories, Inc., an international pharmaceutical manufacturer and marketer. Prior to Forest, from 2001 to 2006, Mr. Metzger served as vice president of corporate development at Onconova Therapeutics, Inc., a biopharmaceutical company focused in oncology. Prior to Onconova, Mr. Metzger was managing director at MESA Partners, a venture capital firm, from 1997 to 2001. Mr. Metzger served as a member on the board of directors of Response Genetics, Inc., a commercial stage company developing molecular diagnostic tests for oncology, from December 2010 to November 2013. In addition, Mr. Metzger has served as a director of various life sciences companies. Mr. Metzger holds a B.A. from George Washington University and an M.B.A. from the New York University Stern School of Business. Mr. Metzger is 43 years old.

Except with respect to: (i) his position as President and Chief Operating Officer; (ii) his employment agreement with the Company, the terms of which were previously disclosed in a Form 8-K filed with the Securities and Exchange Commission on December 9, 2014; and (iii) equity awards granted in connection with his service as President and Chief Operating Officer, Mr. Metzger has not had a direct or indirect material interest in any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Metzger and any other person pursuant to which he was appointed to the Board. Mr. Metzger is not related to any other director or executive officer of the Company.

On October 10, 2014, the Company issued a press release relating to the resignations and appointments described above, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by Regado Biosciences, Inc., dated October 10, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGADO BIOSCIENCES, INC.

By:	/s/ R. Don Elsey
Name: Title:	R. Don Elsey Senior Vice President, Finance and Chief Financial Officer

Date: October 16, 2014

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by Regado Biosciences, Inc., dated October 10, 2014.